UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 2, 2005

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108
Eagan, Minnesota		55121

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.

SIGNATURE
Press Release

Items 1.01 through 3.01 and 3.03 through 8.01 are not applicable and therefore omitted.

Item 3.02 Unregistered Sales of Equity Securities.

          Hypertension Diagnostics, Inc. (“HDI” or “we”) disclosed in a prior filing that during March 2005, we issued 2,421,334 shares of our Common Stock at an exercise price of $0.17 per share and 152,255 shares of Series A Convertible Preferred Stock at an exercise price of $2.04 per share to holders of Common Stock and Series A Convertible Preferred Stock warrants, for an aggregate consideration of $722,227.

          On April 26, 2005, we issued 335,200 shares of our Common Stock at an exercise price of $0.17 per share and 21,016 shares of Series A Convertible Preferred Stock at an exercise price of $2.04 per share to a holder of Common Stock and Series A Convertible Preferred Stock warrants, for an aggregate consideration of $100,000. In connection with such issuance, no underwriters were utilized and no commissions were paid. HDI relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for such issuance. The Common Stock and Series A Convertible Preferred Stock issued pursuant to this warrant exercise is subject to certain one-time demand registration rights.

          We issued a press release on May 2, 2005 announcing the issuance of Common Stock and Series A Convertible Preferred Stock as described above, for gross proceeds of $822,227.

          A copy of the press release dated May 2, 2005 is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Items 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following is filed as an exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1.	Press Release issued by HDI, dated May 2, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.
By:	/s/ Mark N. Schwartz
Its Chairman of the Board and Chief
Executive Officer

Dated: May 2, 2005